Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Catherine Wang

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 7544

(Name, address and telephone number of agent for service)

OUTFRONT Media Inc.

(Exact name of obligor as specified in its charter)

Maryland	46-4494702
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Outfront Media Capital LLC

(Exact name of obligor as specified in its charter)

Delaware	46-4221811
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Outfront Media Capital Corporation

(Exact name of obligor as specified in its charter)

Additional Registrants Named in the Table of Additional Registrants

Delaware	35-2490863
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the Indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrants (as Guarantors of Debt Securities)

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Century Prince Street, Inc.	New York	20-3375351
Fuel Outdoor LLC	New York	26-0074879
Fuel Outdoor Holdings LLC	Delaware	20-3995011
Fuel Outdoor San Francisco LLC	Delaware	20-4663829
Metro Fuel LLC	Delaware	20-5376145
Millennium Billboards L.L.C.	New York	13-4006979
Mizey Realty Co., Inc.	New York	13-4042269
Motion Picture Promotions, LLC	New York	45-2384053
Outdoor Inc.	Maryland	86-0736400
Outfront Media Boston LLC	New York	27-0631945
Outfront Media Bus Advertising LLC	New York	20-3168797
Outfront Media Chicago LLC	New York	27-0631907
Outfront Media Citylites LLC	New York	45-2447339
Outfront Media Electrical & Maintenance LLC	New York	13-4084174
Outfront Media Group LLC	Delaware	13-2660769
Outfront Media Kiosk Advertising LLC	New York	13-4054284
Outfront Media L.A. Inc.	Delaware	54-2092523
Outfront Media LLC	Delaware	46-4042148
Outfront Media Miami Holdings LLC	New York	27-0631866
Outfront Media Miami LLC	Delaware	20-5053402
Outfront Media Minnesota LLC	New York	27-3978383
Outfront Media Outernet Inc.	Delaware	04-3531204
Outfront Media San Francisco LLC	New York	27-0631817
Outfront Media Sign Erectors LLC	New York	13-4089506
Outfront Media Sports Inc.	Delaware	77-0141025
Outfront Media Texas Inc.	Texas	75-2936281
Outfront Media Transportation Advertising LLC	New York	20-5694015
Outfront Media VW Communications LLC	New York	13-3984032
Outfront Media Wall to Wall LLC	Delaware	22-3666517
Rockbridge Sports, Media and Entertainment, LLC	Virginia	45-2740888

*	Each additional registrant is a wholly-owned direct or indirect subsidiary of OUTFRONT Media Inc. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174, telephone (212) 297-6400.

Item 1. General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15. Not Applicable

Item 16. List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 11th day of April, 2016.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

Board of Governors of the Federal Reserve System	OMB Number 7100-0036
Federal Deposit Insurance Corporation	OMB Number 3064-0052
Office of the Comptroller of the Currency	OMB Number 1557-0081
Approval expires March 31, 2018
Page 1 of 84

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Offices—FFIEC 031

Report at the close of business December 31, 2015	20151231
(RCON 9999)

This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations.

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Director (Trustee)

Signature of Chief Financial Officer (or Equivalent)	Director (Trustee)

Date of Signature	Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a)	Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or

(b)	Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov.

FDIC Certificate Number	623
(RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank (RSSD 9017)

New York
City (RSSD 9130)

NY	10005
State Abbreviation (RSSD 9200)	ZIP Code (RSSD 9220)

The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

12/2015

FFIEC 031

RC-1

Consolidated Report of Condition for Insured Banks

and Savings Associations for December 31, 2015

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

		Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou
Assets
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)				0081	111,000	1.a.
	b. Interest-bearing balances (2)				0071	10,980,000	1.b.
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)				1754	0	2.a.
	b. Available-for-sale securities (from Schedule RC-B, column D)				1773	0	2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a. Federal funds sold in domestic offices			RCON	B987	0	3.a.
	b. Securities purchased under agreements to resell (3)			RCFD	B989	21,696,000	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):				RCFD
	a. Loans and leases held for sale				5369	0	4.a.
	b. Loans and leases, net of unearned income		B528	18,721,000			4.b.
	c. LESS: Allowance for loan and lease losses		3123	39,000			4.c.
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)				B529	18,682,000	4.d.
5.	Trading assets (from Schedule RC-D)				3545	6,000	5.
6.	Premises and fixed assets (including capitalized leases)				2145	16,000	6.
7.	Other real estate owned (from Schedule RC-M)				2150	0	7.
8.	Investments in unconsolidated subsidiaries and associated companies				2130	0	8.
9.	Direct and indirect investments in real estate ventures				3656	0	9.
10.	Intangible assets:
	a. Goodwill				3163	0	10.a.
	b. Other intangible assets (from Schedule RC-M)				0426	29,000	10.b.
11.	Other assets (from Schedule RC-F)				2160	604,000	11.
12.	Total assets (sum of items 1 through 11)				2170	52,124,000	12.
Liabilities
13.	Deposits:				RCON
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)				2200	40,526,000	13.a.
	(1) Noninterest-bearing (4)	RCON	6631	26,888,000			13.a.(1)
	(2) Interest-bearing	RCON	6636	13,638,000			13.a.(2)
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, Part II)				RCFN 2200	0	13.b.
	(1) Noninterest-bearing	RCFN	6631	0			13.b.(1)
	(2) Interest-bearing	RCFN	6636	0			13.b.(2)
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a. Federal funds purchased in domestic offices (5)			RCON	B993	1,336,000	14.a.
	b. Securities sold under agreements to repurchase (6)			RCFD	B995	0	14.b.
15.	Trading liabilities (from Schedule RC-D)			RCFD	3548	29,000	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				RCFD 3190	5,000	16.
17.	and 18. Not applicable

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.
4.	Includes noninterest-bearing demand, time, and savings deposits.
5.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
6.	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

12/2015

FFIEC 031

RC-2

Schedule RC—Continued

		Dollar Amounts in Thousands	RCFD	Tril | Bil | Mil | Thou
Liabilities—Continued
19.	Subordinated notes and debentures (1)		3200	0	19.
20.	Other liabilities (from Schedule RC-G)		2930	1,438,000	20.
21.	Total liabilities (sum of items 13 through 20)		2948	43,334,000	21.
22.	Not applicable

Equity Capital
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus		3838	0	23.
24.	Common stock		3230	2,127,000	24.
25.	Surplus (exclude all surplus related to preferred stock)		3839	599,000	25.
26.	a. Retained earnings		3632	6,071,000	26.a.
	b. Accumulated other comprehensive income (2)		B530	(7,000)	26.b.
	c. Other equity capital components (3)		A130	0	26.c.
27.	a. Total bank equity capital (sum of items 23 through 26.c)		3210	8,790,000	27.a.
	b. Noncontrolling (minority) interests in consolidated subsidiaries		3000	0	27.b.
28.	Total equity capital (sum of items 27.a and 27.b)		G105	8,790,000	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)		3300	52,124,000	29.

Memoranda
To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2014

RCFD	Number
6724	NA	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5 =	Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)
		6 =	Review of the bank’s financial statements by external auditors
		7 =	Compilation of the bank’s financial statements by external auditors

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work

To be reported with the March Report of Condition.	RCON	MM/DD
2. Bank’s fiscal year-end date	8678	NA	M.2.

1.	Includes limited-life preferred stock and related surplus.
2.	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.
3.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

03/2015